UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 6, 2026

Invesco Mortgage Capital Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-34385	26-2749336
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1331 Spring Street N.W., Suite 2500
Atlanta,	Georgia	30309
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (404) 892-0896
n/a
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	IVR	New York Stock Exchange
7.50% Fixed-to-Floating Series C Cumulative Redeemable Preferred Stock	IVR PrC	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 6, 2026, Invesco Mortgage Capital Inc. (the "Company") increased the size of its Board of Directors (the “Board”) from seven to eight directors and appointed Stephanie J. Larosiliere to serve as a director of the Company effective as of that date. As previously announced, Carolyn Gibbs, an executive director of the Board, will retire from the Board on March 31, 2026 in connection with her retirement from Invesco Ltd., at which time the size of the Board will decrease back to seven directors.

Ms. Larosiliere, age 44, has served as Head of Business Strategy and Development for Invesco Fixed Income (IFI) across North America and Asia Pacific since 2026. Prior to that, Ms. Larosiliere served as Head of Business Strategy and Development for IFI for North America (2024-2025) and as Head of Municipal Business Strategies & Development (2019-2024). In her current role, Ms. Larosiliere oversees the commercial strategy for the fixed income platform spanning global liquidity, stable value, global debt, emerging markets, investment grade, municipal debt, and structured debt products. Ms. Larosiliere leads a team of client portfolio professionals responsible for strategic business development, client engagement and retention across IFI’s full platform. Ms. Larosiliere closely partners with investment leadership and distribution teams to align capabilities with market demand, drive product innovation and strengthen the platform’s competitive positioning across institutional and wealth channels globally. Ms. Larosiliere joined Invesco in 2011 as a senior product manager supporting the municipal and convertible businesses. Prior to joining Invesco, Ms. Larosiliere served as a vice president in the Goldman Sachs Asset Management fixed income product management team, where she was responsible for portfolio analysis, product development, client retention, and marketing. Ms. Larosiliere also worked as an institutional product management associate for Brown Brothers Harriman and as a risk management analyst with JPMorgan Chase. Ms. Larosiliere earned a BBA degree in finance and investments from Baruch College of the City University of New York. Ms. Larosiliere holds the Series 7 and 24 registrations.

Ms. Larosiliere is deemed an executive director since she is also an employee of our manager or one of its affiliates. Executive directors do not receive compensation for serving on the Board and do not serve on any of the standing committees of the Board. There are no related party transactions between the Company and Ms. Larosiliere reportable under Item 404(a) of Regulation S-K.

Item 7.01	Regulation FD Disclosure.

On March 10, 2026, the Company issued a press release announcing the appointment of Ms. Larosiliere to the Board, which is furnished as Exhibit 99.1.

The information furnished under this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1	Press Release, dated March 10, 2026, issued by Invesco Mortgage Capital Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Invesco Mortgage Capital Inc.

By: /s/ Tina Carew
Tina Carew
Vice President, General Counsel and Secretary

Date: March 10, 2026